Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Director, Investor Relations
614-278-6622

BIG LOTS ANNOUNCES RETIREMENT PLANS OF JOHN MARTIN, EVP CHIEF MERCHANDISING OFFICER

Columbus, Ohio - July 16, 2013 - Big Lots, Inc. (NYSE: BIG) today announced John C. Martin has informed the Company of his intention to retire from his role as Executive Vice President, Chief Merchandising Officer. Mr. Martin will continue in his current capacity until his successor is appointed, and he has committed to provide guidance to his successor and the Company through May 2014. The Company has retained SpencerStuart to conduct a search of external candidates to succeed Mr. Martin.

Commenting on today's announcement, Philip E. Mallott, Chairman of the Board, stated, “On behalf of the Board of Directors and our nearly 40,000 associates across the country, I would like to thank John for his dedication and unwavering support of Big Lots over the last 10 years. He has been a highly valued member of our executive team in a number of different roles including merchandising, marketing, store operations, and human resources. The knowledge transfer of his deep understanding of our business and the closeout industry has proven to be very valuable to David Campisi, our new CEO, and John's role in on-boarding a new chief merchant should also provide for the best possible leadership transition during this critical time in our Company's evolution.”

David J. Campisi, Chief Executive Officer and President, added, “John has been incredibly helpful and valuable to me over my first two months with the Company. He's the consummate retail professional and I appreciate his insights on merchandising strategy and execution. Additionally, he and I together are working toward new marketing direction while looking for new leadership in this key area of our business. When John ultimately leaves the business next year, he will be deeply missed, but we are all excited for John and his family and wish him many years of good health and happiness ahead.”

Mr. Martin stated, “In the near term, I am focused on helping the team execute our Fall and Holiday strategies to make the most of 2013 while also offering my support to my replacement once he or she is identified. Big Lots is a great company with great people, and I am excited about what the future holds for our business.”

Mr. Martin added, “I want to thank David, the Board and our associates for their partnership and support over the last 10 years here at Big Lots. There have been so many accomplishments, new friendships, and good times which I will always value. After nearly 40 years in the retail business with long hours and extensive travel, I look forward to slowing down and spending more quality time with family and friends.”

Big Lots is North America's largest broadline closeout retailer. We currently operate 1,510 BIG LOTS stores in the 48 contiguous United States, 3 BIG LOTS store in Canada, and 76 LIQUIDATION WORLD and LW stores in Canada. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY and with online sales at www.biglotswholesale.com.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management's then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit crisis, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com